Exhibit 99.1

                        LANCIT MEDIA ENTERTAINMENT, LTD.
             PROXY--Special Meeting of Shareholders--June 11, 1998
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned, a shareholder of LANCIT MEDIA ENTERTAINMENT, LTD., a New York corporation ("Lancit"), does hereby appoint SUSAN L. SOLOMON, LAURENCE A. LANCIT and CECILY TRUETT, and each of them, the true and lawful attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote, as designated below, all of the shares of stock of Lancit which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Lancit to be held at Lancit's principal executive offices at 601 West 50th Street, 6th Floor, New York, New York 10019, on June 11, 1998, at 3:30 p.m., local time, and at any adjournment or adjournments thereof.

[X]  Please mark
     votes as in
     this example

       UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED IN ACCORDANCE
              WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1. The Merger Agreement: To approve and adopt the Agreement and Plan of Merger, dated as of February 27, 1998, as amended on April 6, 1998, among RCN Corporation, LME Acquisition Corporation ("LME") and Lancit, and the transactions contemplated thereby, including the merger of LME with and into Lancit. Please check the appropriate box to indicate the manner in which you direct the proxies to vote your shares:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND APOPTION.

             FOR   [  ]      AGAINST    [  ]       ABSTAIN    [  ]


2. To vote with discretionary authority with respect to all other matters which may come before the meeting.

The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either one of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. All of said proxies or their substitutes who shall be present and act at the meeting, or if only one or two are present and acts, then that one or two, shall have and may exercise all of the powers hereby granted to such proxies. The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting, dated May 12, 1998, and the Proxy Statement--Prospectus, dated May 8, 1998.


[   ]  MARK HERE FOR ADDRESS CHANGE AND INDICATE CHANGE:


Signature:                                     Date
          -----------------------------------      -----------------------

Signature:                                     Date
          -----------------------------------      -----------------------

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.